UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1075 Opakapaka Street Kapolei, Hawaii		96707
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Change Order Number 2 to Engineering, Procurement and Construction Management Contract with Stone & Webster, Inc.

On August 7, 2007, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Scientific, Inc., or Hoku Materials, entered into a Engineering, Procurement and Construction Management Contract, or the EPCM Agreement, with Stone & Webster, Inc., or S&W, a subsidiary of The Shaw Group Inc., for engineering, procurement, and construction management services for the construction of a polysilicon manufacturing plant with an annual capacity of 2,000 metric tons. Under the EPCM Agreement, S&W will provide the engineering services to complete the design and plan for construction of the polysilicon plant, along with procurement and construction management services. S&W will be paid on a time and materials basis plus a fee for its services and incentives if certain schedule and cost targets are met. The target cost for the services to be provided under the EPCM Agreement is $41.5 million, plus up to $5.0 million of incentives that may be payable.

In October 2007, Hoku Materials issued Change Order Number 1 under the EPCM Agreement, or S&W Change Order 1, to increase the rated polysilicon production capacity of its planned facility to up to 2,500 metric tons per year. S&W Change Order 1 did not change S&W’s target costs or their incentives under the EPCM Agreement.

On April 8, 2008, Hoku Materials issued Change Order Number 2 under the EPCM Agreement, or S&W Change Order 2, to increase the rated polysilicon production capacity of its planned facility to up to 3,500 metric tons per year. The new target cost for the services to be provided under the EPCM Agreement, as modified by S&W Change Order 2, has been increased to $50 million, plus up to $5.0 million of incentives that may be payable.

The incentives are based on:

•	S&W's services costing less than $50 million;

•	S&W achieving a total installed cost target for the project of $390 million; and

•	S&W meeting scheduled targets of:

o	pilot test production of polysilicon in late 2008;

o
mechanical and substantial completion allowing the commissioning and operation of processes for the production of trichlorosilane, the production of polysilicon, and the separation and recovery of the vent gases resulting from the production of polysilicon, in incremental production volumes, between January 2009 and September 12, 2009; and

o	final project completion by September 12, 2009.

Each of these cost and schedule targets may be adjusted if Hoku Materials or its other contractors cause any delays, or request changes to the work that increase the cost or time for completion, or if force majeure or adverse weather events cause any delays.

Pursuant to the EPCM Agreement, S&W is not guaranteeing that the cost or schedule targets will be met, and Hoku Materials is obligated to pay for S&W's services regardless of whether these targets are ultimately achieved; however, S&W is required to pay liquidated damages of up to $1 million for construction schedule delays that are directly caused by the fault of S&W.

S&W Change Order 2 will be filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Item 1.01. Entry into a Material Definitive Agreement.

Change Order Number 2 to Cost Plus Incentive Contract with JH Kelly LLC.

On August 8, 2007, Hoku Materials entered into a Cost Plus Incentive Contract with JH Kelly LLC, or JH Kelly, for construction services for the construction of a polysilicon production plant with an annual capacity of 2,000 metric tons, or the Construction Agreement. Hoku Materials will pay JH Kelly on a time and materials basis plus a fee for its services and incentives if certain schedule, cost and safety targets are met. The target cost for the services to be provided under the Construction Agreement is $120.0 million, including up to $5.0 million of incentives that may be payable.

In October 2007, Hoku Materials issued Change Order Number 1 under the Construction Agreement, or JH Kelly Change Order 1, to increase the rated polysilicon production capacity of its planned facility to up to 2,500 metric tons per year. JH Kelly Change Order 1 increased JH Kelly’s target cost by $1.0 million; however there was no change to the additional incentives of the Construction Agreement.

On April 4, 2008, Hoku Materials issued Change Order Number 2 under the Construction Agreement, or JH Kelly Change Order 2, to increase the rated polysilicon production capacity of its planned facility to up to 3,500 metric tons per year. The new target cost for the services to be provided under the Construction Agreement, as modified by JH Kelly Change Order 2, has been increased by $25 million to $145 million, including up to $5.0 million of incentives that may be payable.

The incentives are based on:

•	JH Kelly's total costs being less than $145.0 million;

•	JH Kelly achieving specified safety targets; and

•	JH Kelly meeting scheduled targets of:

o	pilot test production of polysilicon in late 2008;

o
mechanical and substantial completion allowing the commissioning and operation of processes for the production of trichlorosilane, the production of polysilicon, and the separation and recovery of the vent gases resulting from the production of polysilicon, in incremental production volumes, between January 2009 and September 12, 2009; and

o	final project completion by September 12, 2009.

Each of these cost, safety and schedule targets may be adjusted if Hoku Materials or its other contractors cause any delays, or request changes to the work that increase the cost or time for completion, or if any delays caused by reasons not in the sole control of JH Kelly occur.

Pursuant to the Construction Agreement, JH Kelly is not guaranteeing that the cost or schedule targets will be met, and Hoku Materials is obligated to pay for JH Kelly's services regardless of whether these targets are ultimately achieved; however, JH Kelly is required to pay liquidated damages of up to $1 million for construction schedule delays that are directly caused by the fault of JH Kelly.

JH Kelly may terminate the Construction Agreement if Hoku Materials breaches the agreement. JH Kelly may suspend work under the Construction Agreement upon two days written notice if Hoku Materials fails to make any payment when due, and Hoku Materials will be liable for wind-down and start-up costs in the event JH Kelly restarts its performance of services. Hoku Materials may terminate the Construction Agreement if JH Kelly fails to perform its obligations or if JH Kelly becomes insolvent or bankrupt. Hoku Materials may also terminate the Construction Agreement at any time for its convenience, in which case Hoku Materials is obligated to pay JH Kelly for all completed work, all work in progress and JH Kelly's reasonable termination expenses.

The JH Kelly Change Order 2 will be filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Engineering Services & Technology Transfer Agreement with Dynamic Engineering Inc.

On October 6, 2007, Hoku Materials and Dynamic Engineering Inc., or Dynamic, entered into an Engineering Services & Technology Transfer Agreement for design and engineering services, and a related technology license for the production of trichlorosilane, or the Engineering Agreement. Under the Engineering Agreement, Dynamic is obligated to design and engineer a trichlorosilane, or TCS, production facility that is capable of producing 20,000 metric tons of TCS for Hoku Materials’s planned 3,500 metric tons per year polysilicon production plant in Pocatello, Idaho. Dynamic's engineering services will be provided and invoiced on a time and materials basis, and the license fee will be calculated upon the successful completion of the TCS production facility, and demonstration of certain TCS purity and production efficiency capabilities. The maximum aggregate amount that Hoku Materials may pay Dynamic for the engineering services and the technology license is $12.5 million, which includes an incentive for Dynamic to complete the engineering services under budget. Dynamic is guaranteeing the quantity and purity of the TCS to be produced at the completed facility, and has agreed to indemnify Hoku Materials for any third party claims of intellectual property infringement.

On April 4, 2008, Hoku Materials and Dynamic entered into Amendment No. 1 to Engineering Services & Technology Transfer Agreement, or the Amendment, to eliminate Hoku Materials’s obligation to indemnify and hold Dynamic harmless from any damages in excess of $5 million that arise out of the Engineering Agreement, Dynamic’s performance under the Engineering Agreement, including claims that Dynamic acted negligently, whether the damages arise from claims by Hoku Materials or any third party.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.67.

Item 1.01. Entry into a Material Definitive Agreement.

Equipment Purchase & Sale Agreement with PVA Tepla Danmark.

On April 8, 2008, Hoku Materials, and PVA Tepla Danmark, or PVA, entered into an Equipment Purchase & Sale Agreement for the purchase and sale of slim rod pullers and float zone crystal pullers, or the PVA Agreement. Under the PVA Agreement, PVA is obligated to manufacture and deliver the slim rod pullers and float zone crystal pullers, or the Deliverables, for Hoku Materials’s planned 3,500 metric tons per year polysilicon production plant in Pocatello, Idaho. Slim rod pullers are used to make thin rods of polysilicon that are then transferred into polysilicon deposition reactors to be grown through a chemical vapor deposition process into polysilicon rods for commercial sale to Hoku Materials’s end customers. The float zone crystal pullers convert polysilicon into the proper crystal structure so that the quality and purity of the polysilicon product can be analyzed. The total fees payable to PVA for all Deliverables under the PVA Agreement is approximately $6 million, which is payable in four installments. Provided that Hoku Materials is current on all payments, PVA guarantees all Deliverables will be shipped within ten months after Hoku Materials pays the first 30% of the total PVA Agreement amount. PVA has also agreed to use its best efforts to deliver at least one slim rod puller within six months after receipt of the 30% initial payment. Either party may terminate the PVA Agreement if the other party is in material breach of the PVA Agreement and has not cured such breach within 180 days after receipt of written notice of the breach, or if the other party is bankrupt, insolvent, or unable to pay its debts.

The PVA Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

Exhibit 10.67	Amendment No. 1 to Engineering Services & Technology Transfer Agreement, dated April 4, 2008, by and between Hoku Materials, Inc., and Dynamic Engineering, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 9, 2008

Hoku Scientific, Inc.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

Exhibit 10.67	Amendment No. 1 to Engineering Services & Technology Transfer Agreement, dated April 4, 2008, by and between Hoku Materials, Inc., and Dynamic Engineering, Inc.